UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Sionna Therapeutics, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Sionna Therapeutics, Inc.

21 Hickory Drive, Suite 500

Waltham, MA 02451

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 12, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Sionna Therapeutics, Inc. (the “Annual Meeting”) will be held online on June 12, 2025 at 10:00 a.m. Eastern Time. The Annual Meeting will be held virtually, and you may attend the meeting via the Internet at www.virtualshareholdermeeting.com/SION2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting.

Stockholders of record at the close of business on April 15, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

To elect three class I directors to our board of directors, to serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of each of the three nominees for class I directors and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.

This year, we are following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). We are mailing the Notice on or about April 29, 2025, and it contains instructions on how to access both the 2024 Annual Report and accompanying proxy statement (the “Proxy Materials”) over the Internet. This method provides our stockholders with expedited access to Proxy Materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Please visit www.virtualshareholdermeeting.com/SION2025 to attend the Annual Meeting virtually via the Internet. You will not be able to attend the Annual Meeting in person.

Whether or not you expect to attend the Annual Meeting online, we encourage you to read the accompanying proxy statement and vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting on the Internet as described in the instructions included in the Notice by voting online at www.proxyvote.com. If you requested and received a paper copy of the Proxy Materials, you can vote by signing, dating and returning the enclosed proxy card, calling 1-800-690-6903 and following the recorded instructions, or online at www.proxyvote.com. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided in the Notice.

Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the board of directors,

/s/ Michael Cloonan
Michael Cloonan
President and Chief Executive Officer

Waltham, Massachusetts

April 29, 2025

Sionna Therapeutics, Inc.

21 Hickory Drive, Suite 500

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders of Sionna Therapeutics, Inc. (the “Annual Meeting”), which will be held on June 12, 2025 at 10:00 a.m. Eastern Time. The board of directors of Sionna Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Sionna,” “we,” “us,” and “our” refer to Sionna Therapeutics, Inc. The mailing address of our principal executive office is Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We will make our proxy statement and our 2024 Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) available to stockholders on or about April 29, 2025.

The Annual Meeting will be held for the following purposes:

1.

To elect Joshua Resnick, M.D., M.B.A., Bruce Booth, D.Phil., and Lucian Iancovici, M.D. as class I directors to serve until our 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal (“Proposal No. 1”);

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 2”); and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted, and we are not required to provide pay versus performance disclosure under Item 402(v) of Regulation S-K. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in February 2025; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 12, 2025:

This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at https://materials.proxyvote.com/829401.

A copy of our 2024 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer. This proxy statement and our 2024 Annual Report are also available on the SEC’s website at www.sec.gov.

SIONNA THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of the 2025 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2024 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock, par value $0.001 per share (“common stock”). starting on or about April 29, 2025. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2025 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2025 Annual Meeting of Stockholders, this proxy statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2025.

How many votes can be cast by all stockholders?

There were 44,124,394 shares of our common stock outstanding on April 15, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting on June 12, 2025. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. There are no cumulative voting rights. None of our shares of undesignated preferred stock were outstanding as of April 15, 2025.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you must obtain a 16-digit control number from your broker if you wish to vote your shares of our common stock on your own behalf at the Annual Meeting. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 11, 2025.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on June 11, 2025.

•

By Mail. If you requested and received a paper copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received by June 11, 2025.

•	During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SION2025. You will need the 16-digit control number included on your proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Sionna Therapeutics, Inc. common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/SION2025, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 12, 2025. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email received prior to the morning of the Annual Meeting. You should allow ample time in advance of the meeting.

Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included on the virtual meeting website (www.virtualshareholdermeeting.com/SION2025) or by calling the phone number provided on the virtual meeting website on the day of the Annual Meeting.

If you wish to submit a question related to the proposals during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform using the unique link provided to you on your proxy card and following the instructions there. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available during the meeting on the virtual meeting website (www.virtualshareholdermeeting.com/SION2025).

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 11, 2025, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws (“bylaws”), provide that the presence, in person, by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 44,124,394 shares of common stock outstanding and entitled to vote on April 15, 2025, our record date. Therefore, a quorum will be present if 44,124,395 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

How is the vote counted?

Under our bylaws, to be elected, each of the directors nominated in Proposal No. 1 must receive a plurality of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors, meaning that the director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of directors. Broker non-votes are not considered votes cast and will have no effect on the election of directors.

Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of a majority of shares properly cast for and against such matter, except where a larger vote is required by law or by our Fifth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”), or our bylaws. Abstentions and broker “non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting, but will not be counted as votes cast and will have no effect on the outcome of the vote for such proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items.

The election of directors (Proposal No. 1) is a “non-discretionary” item. If you do not instruct your broker how to vote your shares with respect to this proposal, your broker may not vote for this proposal, and those shares will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at next year’s annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on March 14, 2026, nor earlier than the close of business on

February 12, 2026 (not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting). However, in the event that the date of next year’s annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit matters for consideration at the annual meeting. Such notice must comply with the additional requirements of Rule 14a-19(b).

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be received not later than December 30, 2025. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the instructions on the virtual meeting website and the phone number made available the day of the meeting on the virtual meeting website.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of ten members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Joshua Resnick, M.D., M.B.A., Bruce Booth, D.Phil., and Lucian Iancovici, M.D. and their terms will expire at the Annual Meeting;

•

the class II directors are H. Edward Fleming, Jr., M.D., Peter A. Thompson, M.D., Joanne Louise Viney, Ph.D., and Marcella Kuhlmann Ruddy, M.D. and their terms will expire at the annual meeting of stockholders to be held in 2026; and

•	the class III directors are Paul Clancy, M.B.A., Michael Cloonan, M.B.A., and Laurie Stelzer, M.B.A. and their terms will expire at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

This year, the term of our class I directors, Joshua Resnick, M.D., M.B.A., Bruce Booth, D.Phil., and Lucian Iancovici, M.D., is expiring. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Sionna and our board of directors.

Nominees for Election as Class I Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Positions and Offices Held with Sionna	Director Since	Age
Joshua Resnick, M.D., M.B.A.	Director	2019	50
Bruce Booth, D.Phil.	Director	2020	51
Lucian Iancovici, M.D.	Director	2019	43

Joshua Resnick, M.D., M.B.A. has served as a member of our board of directors since December 2019. Dr. Resnick is a senior managing director at RA Capital Management, L.P., where he previously served as a Managing Director from October 2018 to March 2023. Dr. Resnick is also a faculty member at Harvard Medical School and continues to practice medicine as an attending physician in the Department of Emergency Medicine at Massachusetts General Hospital. Dr. Resnick has served on the boards of directors of PepGen Inc. (NASDAQ: PEPG) since November 2020, Aerovate Therapeutics, Inc. (NASDAQ: AVTE) since August 2020, as well as from October 2018 to February 2020, and Vor Biopharma Inc. (NASDAQ: VOR) since February 2019. Dr.

Resnick received a B.A. in chemistry from Williams College, an M.D. from the University of Pennsylvania Perelman School of Medicine and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Dr. Resnick’s biopharmaceutical industry and investor experience and medical background provides him with the appropriate set of skills to serve as a member of our board of directors.

Bruce Booth, D.Phil. has served as a member of our board of directors since June 2020. Dr. Booth joined Atlas Venture in 2005 and currently serves as general partner. He also serves, or has previously served, as an advisor in various capacities to Takeda Pharmaceuticals Company Limited (NYSE: TAK), UCB Biopharmaceuticals and the Bill & Melinda Gates Foundation. Dr. Booth co-founded Kymera Therapeutics, Inc. and has served as chairman of its board of directors since April 2016. He has also served as chairman of Vigil Neuroscience, Inc. (NASDAQ: VIGIL) since June 2020. Dr. Booth is chair or a member of the boards of directors of several private companies, including Nimbus Therapeutics, LLC, HotSpot Therapeutics, Inc., Arkuda Therapeutics, Inc. and Matchpoint Therapeutics, Inc. Dr. Booth previously served on the boards of directors of AVROBIO, Inc. (now Tectonic Therapeutic, Inc. (NASDAQ: TECX)) from February 2016 to June 2024, Magenta Therapeutics, Inc. (now Dianthus Therapeutics, Inc. (NASDAQ: DNTH)) from February 2016 to September 2023 and Unum Therapeutics, Inc. (now Cogent Biosciences, Inc. (NASDAQ: COGT)) from October 2014 to July 2020 and several private companies. Dr. Booth earned a B.S. in biochemistry, summa cum laude, from Pennsylvania State University. Dr. Booth was a British Marshall Scholar and earned a D.Phil. in molecular immunology from Oxford University’s Nuffield Department of Medicine. We believe Dr. Booth’s extensive leadership, executive, managerial and business experience with life sciences companies and experience as a public company board member provides him with the appropriate set of skills to serve as a member of our board of directors.

Lucian Iancovici, M.D. has served as a member of our board of directors since December 2019. Dr. Iancovici is currently a managing director with TPG Global, LLC, a private equity investment firm, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund (“Qualcomm”), a venture fund focused on investing in digital health technologies. From January 2015 to October 2017, Dr. Iancovici was a general partner at dRx Capital, a joint venture investment company launched by Novartis AG and Qualcomm. From 2011 to 2012, Dr. Iancovici was an associate at McKinsey & Company. Dr. Iancovici has served on the board of directors of Rallybio Corporation (NASDAQ: RLYB) since May 2020 and serves on the boards of the following private companies: K2 Medical Research, Ceribell, Inc., Ellodi Pharmaceuticals and AnovoRx Holdings, Inc. Dr. Iancovici is a board certified internal medicine doctor who trained at Columbia University Medical Center in New York prior to joining McKinsey & Company. Dr. Iancovici received a B.A. in economics and an M.D., both from Tufts University. We believe that Dr. Iancovici’s extensive experience in the venture capital industry and his medical and scientific background and training provide him with the appropriate set of skills to serve as a member of our board of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Vote Required

To be elected, each director nominee must receive a plurality of the shares present in person or represented by proxy duly authorized at the meeting and entitled to vote on the election of directors. Withheld votes and broker non-votes will have no effect on the election of directors.

Board Recommendation

The board of directors recommends voting “FOR” the election of Joshua Resnick, M.D., M.B.A., Bruce Booth, D.Phil. and Lucian Iancovici, M.D. as the class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Position and Offices Held with Sionna	Director Since	Class and Year in Which Term Will Expire	Age
H. Edward Fleming, Jr., M.D.	Director	2024	Class II – 2026	61
Peter A. Thompson, M.D.	Director	2022	Class II – 2026	65
Joanne Louise Viney, Ph.D.	Director	2025	Class II – 2026	59
Marcella Kuhlman Ruddy, M.D.	Director	2025	Class II – 2026	62
Paul Clancy, M.B.A	Chairperson of the Board	2022	Class III – 2027	63
Michael Cloonan, M.B.A.	Chief Executive Officer, President and Director	2021	Class III – 2027	53
Laurie Stelzer, M.B.A.	Director	2024	Class III – 2027	57

Class II Directors (Term Expires at 2026 Annual Meeting)

H. Edward Fleming, Jr., M.D. has served as a member of our board of directors since March 2024. Dr. Fleming joined Enavate Sciences GP, LLC in November 2022 and serves as executive vice president of commercialization, investing in and building therapeutic companies. Previously, in 2022, Dr. Fleming retired from McKinsey & Company, where he worked for 26 years in various roles, including senior partner, global leader of research and development and senior advisor. Dr. Fleming has also served on the boards of directors of Upstream Bio, Inc. (NASDAQ: UPB) since June 2023 and of CRISPR Therapeutics AG (NASDAQ: CRSP) since June 2021. In addition, Dr. Fleming is a member of the boards of directors of several private companies, including Komodo Health, Inc., Orso Bio, Inc., Sudo Biosciences, Inc. and Egnite, Inc., and serves on the board of visitors of Vanderbilt’s School of Basic Sciences. Dr. Fleming earned a B.A. in chemistry from Harvard University and an M.D. from Vanderbilt University, and completed internal medicine training at Johns Hopkins Hospital and subspecialty training in pulmonary and critical care medicine at the University of California, San Francisco. We believe Dr. Flemings’s extensive background in the healthcare industry and experience working closely with biopharmaceutical companies provides him with the appropriate set of skills to serve as a member of our board of directors.

Peter A. Thompson, M.D. has served as a member of our board of directors since February 2022. Dr. Thompson is a member at OrbiMed Advisors LLC, an investment firm, where he has served in various roles of increasing responsibility since 2010, including as Partner from 2013 to 2021. Dr. Thompson currently serves on the boards of directors of ARS Pharmaceuticals Inc. (formerly Silverback Therapeutics, Inc.) (NASDAQ: SPRY), since April 2016, Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), since November 2014, and Edgewise Therapeutics, Inc. (NASDAQ: EWTX), since May 2017, as well as several private companies. Previously, Dr. Thompson served on the boards of directors of Alpine Immune Sciences, Inc. (NASDAQ: ALPN), Decibel Therapeutics, Inc. (NASDAQ: DBTX), Janux Therapeutics, Inc. (NASDAQ: JANX), PMV Pharmaceuticals, Inc. (NASDAQ: PMVP), Prevail Therapeutics Inc. (NASDAQ: PRVL) and Synthorx, Inc., until its acquisition by Sanofi. Dr. Thompson previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation and Becton, Dickinson and Company. Dr. Thompson is also an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School. We believe Dr. Thompson’s management and venture capital experience in the biopharmaceutical industry provides him with the appropriate set of skills to serve as a member of our board of directors.

Joanne Louise Viney, Ph.D. has served as a member of our board of directors since January 2025. Dr. Viney is a co-founder and has served as the chief executive officer of Seismic Therapeutic, Inc. (“Seismic”) since October 2021. Prior to that, Dr. Viney co-founded and served as the chief scientific officer of Pandion

Therapeutics, Inc. (NASDAQ: PAND) (“Pandion”) (acquired by Merck & Co Inc. (NYSE: MRK)) from March 2017 to October 2021. Dr. Viney currently serves on the boards of directors of several private companies, including Seismic and Lab Central, Inc. Dr. Viney previously served on the boards of directors of Graphite Bio, Inc. (NASDAQ: GRPH) (now Lenz Therapeutics, Inc. (NASDAQ: LENZ)) from March 2021 to March 2024, Harpoon Therapeutics, Inc. (NASDAQ: HARP) from July 2020 to June 2023, Finch Therapeutics Group, Inc. (NASDAQ: FNCH) from August 2019 to March 2023 and several private companies. Dr. Viney received her B.Sc. with Honors in biophysical science from the University of East London and her Ph.D. from the University of London, St. Bartholomew’s Hospital Medical School. We believe Dr. Viney’s substantial leadership experience and scientific background in the biotechnology industry provides her with the appropriate set of skills to serve as a member of our board of directors.

Marcella Kuhlman Ruddy, M.D. has served as a member of our board of directors since January 2025. Dr. Ruddy has over 20 years of experience in drug development. Dr. Ruddy has served as the chief medical officer of Tectonic Therapeutic, Inc. (NASDAQ: TECX) since July 2021. From June 2016 to June 2021, Dr. Ruddy served as vice president of clinical development, immunology at Regeneron Pharmaceuticals, Inc. (NASDAQ: REGN), where she oversaw the clinical development of Dupixent. She is a trained pulmonologist who founded and led the Adult Cystic Fibrosis center at Massachusetts General Hospital, Boston from 1999-2004 prior to starting her drug development career at Merck & Co Inc. (NYSE: MRK). Dr. Ruddy has served on the board of directors of Upstream Bio, Inc. (NASDAQ: UPB) since January 2023. Dr. Ruddy previously served on the board of directors of Polarean, Inc. from August 2022 to June 2024. Dr. Ruddy received her B.A. in history from Princeton University and her M.D. and M.S. from Washington University, School of Medicine, St. Louis. We believe Dr. Ruddy’s extensive experience in drug development and background in the biopharmaceutical industry provides her with the appropriate set of skills to serve as a member of our board of directors.

Class III Directors (Term Expires at 2027 Annual Meeting)

Paul Clancy, M.B.A. has served as chair of our board of directors since June 2022. Mr. Clancy is currently a visiting senior lecturer of Finance at Cornell University’s Graduate School of Management, where he has been employed since August 2020, and has been an executive fellow at Harvard Business School since July 2020. Previously, Mr. Clancy served as executive vice president and senior advisor at Alexion Pharmaceutical, Inc. (NASDAQ: ALXN) from November 2019 to July 2020 and executive vice president and chief financial officer from July 2017 to October 2019. Mr. Clancy also served as executive vice president and chief financial officer of Biogen, Inc. (NASDAQ: BIIB) from August 2007 to June 2017. Mr. Clancy also serves on the boards of directors of Exact Sciences Corporation (NASDAQ: EXAS), since March 2021, Xilio Therapeutics, Inc. (NASDAQ: XLO), since July 2020, and Incyte Corporation (NASDAQ: INCY), since 2015. Mr. Clancy previously served on the board of directors of Agios Pharmaceuticals, Inc. (NASDAQ: AGIO) from September 2013 to June 2023. Mr. Clancy earned a B.S. in finance from Babson College and an M.B.A. from Columbia University. We believe Mr. Clancy’s significant financial background in the biopharmaceutical industry and experience as a public company board member provides him with the appropriate set of skills to serve as a member of our board of directors.

Michael Cloonan, M.B.A. has served as our President, Chief Executive Officer and a member of our board of directors since May 2021. Previously, Mr. Cloonan served as the Chief Operating Officer of Sage Therapeutics, Inc. (NASDAQ: SAGE) (“Sage”) from May 2020 to May 2021, and as the chief business officer of Sage from April 2017 to May 2020. Prior to joining Sage, Mr. Cloonan served in various leadership positions at Biogen, Inc. (NASDAQ: BIIB) (“Biogen”) in various business and commercial roles in his fourteen years at Biogen. His most recent role at Biogen was as senior vice president, U.S. Commercial, where he was the general manager of the multi-billion dollar MS, hemophilia and SMA franchises. Mr. Cloonan has also served on the board of directors of bluebird bio, Inc. (NASDAQ: BLUE) since June 2024. Mr. Cloonan earned a B.A. in economics and accounting from the College of the Holy Cross and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe Mr. Cloonan’s extensive leadership experience in the biotechnology industry and experience as a public company board member provides him with the appropriate set of skills to serve as a member of our board of directors.

Laurie Stelzer, M.B.A. has served as a member of our board of directors since November 2024. Ms. Stelzer has served as the Chief Financial Officer of Kailera Therapeutics, Inc. (“Kailera”) since January 2025. Prior to Kailera, Ms. Stelzer served as the Chief Financial Officer of Orna Therapeutics (“Orna”) from May 2024 to January 2025. Prior to Orna, Ms. Stelzer served as the Chief Financial Officer of ReNAgade Therapeutics, Inc. (“ReNAgade”) from September 2023 until the completion of its acquisition by Orna in May 2024. Prior to joining ReNAgade, Ms. Stelzer served as the Chief Financial Officer of Mirati Therapeutics, Inc. (Nasdaq: MRTX) (“Mirati Therapeutics”) from May 2022 to September 2023. Prior to joining Mirati Therapeutics, Ms. Stelzer served as the Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena Pharmaceuticals”) (acquired by Pfizer) from March 2020 until the completion of Pfizer’s acquisition in March 2022. Prior to joining Arena Pharmaceuticals, Ms. Stelzer served as the Chief Financial Officer at Halozyme Therapeutics, Inc. (“Halozyme Therapeutics”) (Nasdaq: HALO) from June 2015 to March 2020, and before Halozyme Therapeutics, she held senior management roles at Shire Plc (acquired by Takeda Pharmaceuticals Company Limited (NYSE: TAK)) and Amgen, Inc. Ms. Stelzer has served as a member of the board of directors of PMV Pharmaceuticals, Inc. (Nasdaq: PMVP) since 2020, Spyre Therapeutics, Inc. (Nasdaq: SYRE) since 2023, Surface Oncology, Inc. (Nasdaq: SURF) from 2018 until its acquisition by Coherus in September 2023 and Longboard Pharmaceuticals from 2020 to 2021. Ms. Stelzer received her B.S. in Accounting from Arizona State University and her M.B.A. from University of California, Los Angeles, Anderson School of Management. We believe Ms. Stelzer’s executive and business experience in the biopharmaceutical industry provides her with the appropriate set of skills to serve as a member of our board of directors.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE

LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Our stockholders are being asked to ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023.

Our audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is good corporate governance. If our stockholders do not ratify this appointment, our audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, our audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Sionna and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Principal Accountant Fees and Services

We incurred the following fees from Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services related to the fiscal years ended December 31, 2024 and December 31, 2023.

Fee Category	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Audit Fees(1)	$1,023,583	$248,000
Audit-Related Fees(2)		—
Tax Fees(3)	—	—
All Other Fees	—	—

Total Fees	$1,023,583	$248,000

(1)	Audit Fees consist of fees for the audit of our annual financial statements and fees related to our initial public offering, including comfort letters and consents.
(2)	Audit-Related Fees consist of fees billed for other assurance and related services rendered during the respective year.
(3)	Tax Fees consist of fees for tax compliance, advice and tax services.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During the fiscal years ended 2024 and 2023, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above or as pre-approved by our board of directors, prior to the establishment of our audit committee.

Vote Required

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the affirmative vote of a majority of votes properly cast for and against this Proposal No. 2 is required. Abstentions will have no effect on the outcome of this proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

Board Recommendation

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE

Director Nomination Process

Our board of directors is responsible for filling vacancies on our board and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

Generally, our nominating and corporate governance committee will identify candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates.

Our nominating and corporate governance committee and our board of directors may consider a broad range of factors relating to the qualifications and background of director nominees, such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest, as well as diversity, including diversity of expertise, professional experience, and background. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board of directors.

•	Nominees should have the ability to assist and support management and make significant contributions to the company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Once candidates have been identified, the nominating and corporate governance committee will confirm that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee will then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee will recommend candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of our board of directors, except Michael Cloonan, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our executive officers or directors. Michael Cloonan is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee will review its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and nominating and corporate governance committee is posted on the corporate governance section of our website, located at https://investors.sionnatx.com/corporate-governance/documents-charters.

Audit Committee

Laurie Stelzer, M.B.A., Paul Clancy, M.B.A. and H. Edward Fleming, Jr., M.D. serve on the audit committee, which is chaired by Ms. Stelzer. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has determined that each of Ms. Stelzer and Mr. Clancy is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee was established in June 2024. During the fiscal year ended December 31, 2024, the audit committee met twice. The audit committee’s responsibilities include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	approving insurance coverage for our officers and directors; reviewing and approving related-person transactions;

•

preparing the audit committee report to be included in our annual proxy statement, reviewing with management our consolidated financial statements to be included in our quarterly reports to be filed with the SEC and reviewing with management the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures in our periodic reports filed with the SEC;

•	overseeing financial, accounting, financial statement, and cybersecurity risk exposures and the steps that management has taken to monitor and control such exposures;

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. Our audit committee operates under a written charter that satisfies the applicable Nasdaq listing rules and is available at https://investors.sionnatx.com/corporate-governance/documents-charters.

Compensation Committee

Joanne Louise Viney, Ph.D., Bruce Booth, D.Phil., Lucian Iancovici, M.D. and Laurie Stelzer, M.B.A. serve on the compensation committee, which is chaired by Dr. Viney. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. The compensation committee was established in June 2024. During the fiscal year ended December 31, 2024, the compensation committee met once. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to our board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, recommending to our board of directors the compensation of our Chief Executive Officer, including cash and equity compensation;

•	reviewing and approving the compensation arrangements with our other executive officers and certain other senior management;

•	reviewing and recommending to our board of directors the compensation paid to our directors;

•	reviewing and assessing the compensation disclosures to be included in our proxy statement or annual report on Form 10-K;

•	administering our equity incentive plans and other benefit programs;

•	administering the compensation recovery policy;

•	overseeing and administering our compensation and similar plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The compensation committee may delegate authority to one or more of its members or our executive officers to carry out its responsibilities. Currently, the compensation committee has delegated to our Chief Executive Officer authority to grant certain equity-based awards to newly hired employees, subject to certain parameters approved by our compensation committee, including equity grant guidelines and limits regarding the size of the grants and the vesting schedules. Our compensation committee operates under a written charter that satisfies the applicable Nasdaq listing rules and is available at

https://investors.sionnatx.com/corporate-governance/documents-charters.

Pearl Meyer & Partners, LLC (“Pearl Meyer”) has served as the compensation committee’s independent compensation consultant since the compensation committee was formed in June 2024. Pearl Meyer reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of Pearl Meyer. Pearl Meyer provides various executive compensation services to the compensation committee, including an analysis of compensation related to base salary, target annual cash incentives and long-term equity incentives for executive officers and other senior management, and advice on evolving industry practices and market information. As part of its engagement, Pearl Meyer assists our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and other senior management, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer is competitive and fair. Pearl Meyer also provides the compensation committee with advice and analysis regarding compensation of non-employee directors. The compensation committee has assessed the independence of Pearl Meyer pursuant to SEC and Nasdaq rules and concluded that the work of Pearl Meyer for the compensation committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee

Paul Clancy, M.B.A., Marcella Kuhlman Ruddy, M.D. and Peter A. Thompson, M.D. serve on the nominating and corporate governance committee, which is chaired by Mr. Clancy. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2024, the nominating and corporate governance committee did not meet as it was first established in December 2024. The nominating and corporate governance committee’s responsibilities include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors and management.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing rules and is available at https://investors.sionnatx.com/corporate-governance/documents-charters.

In identifying potential board of director candidates, the nominating and corporate governance committee considers individuals recommended by its own committee members, other members of the board of directors, and our chief executive officer. Additionally, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Board and Committee Meetings Attendance

The full board of directors met seven times during 2024. During 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our officers currently serves, or has served during the last calendar year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Insider Trading Policy
We have adopted an insider trading policy which governs the purchase, sale, and/or other dispositions of our securities by us and our directors, officers, employees, and consultants, and we believe the policy is designed to promote compliance with insider trading laws, rules, regulations, and any Nasdaq listing standards applicable to us. A copy of our insider trading policy is filed with our 2024 Annual Report as Exhibit 19.1.
Compensation Recovery Policy
In accordance with the requirements of the SEC and Nasdaq listing rules, we maintain a compensation recovery policy (the “clawback policy”). The clawback policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we must (subject to certain limited exceptions described in the clawback policy and permitted under the SEC and Nasdaq listing rules) recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements. A copy of our compensation recovery policy is filed with our 2024 Annual Report as Exhibit 97.1.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at
https://investors.sionnatx.com/corporate-governance/documents-charters
. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form
8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Mr. Clancy is the current chair of our board of directors and Mr. Cloonan is our current Chief Executive Officer. We believe that separating the roles of chair of our board of directors and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business,
while allowing the chair of our board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our board of directors, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our board chair and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management
of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Sionna
Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Sionna Therapeutics, Inc.
21 Hickory Drive, Suite 500
Waltham, MA 02451
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management
directors, or our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Sionna regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is
+1 833-364-0898,
which permits submissions on a confidential and anonymous basis.

Executive Officers who are not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Sionna and their ages as of April 15, 2025.

Name	Position Held with Sionna	Officer Since	Age
Elena Ridloff, C.F.A.	Chief Financial Officer and Head of Corporate Development	2021	45
Charlotte McKee, M.D.	Chief Medical Officer	2021	60
Jennifer Fitzpatrick	Chief Legal Officer	2025	48

Elena Ridloff, C.F.A. has served as our Chief Financial Officer and Head of Corporate Development since September 2021. Previously, Ms. Ridloff served in multiple roles at Acadia Pharmaceuticals Inc. (NASDAQ: ACAD) from 2018 to 2021, including most recently as chief financial officer from October 2018 to September 2021. Ms. Ridloff has also served on the board of directors of Kymera Therapeutics, Inc. (NASDAQ: KYMR) (“Kymera”), since March 2021 and Kronos Bio, Inc. (NASDAQ: KRON) since September 2020. Ms. Ridloff earned a B.A. in history and sociology of science from the University of Pennsylvania and is a Chartered Financial Analyst.

Charlotte McKee, M.D. has served as our Chief Medical Officer since June 2021. Previously, Dr. McKee served as vice president, Cystic Fibrosis and Alpha-1 Antitrypsin Deficiency Clinical Development at Vertex Pharmaceuticals Inc. (NASDAQ: VRTX), from June 2014 to March 2020. Dr. McKee earned a B.A. in history and science from Harvard University, an M.A. in history from Columbia University and an M.D. from Columbia University Vagelos College of Physicians and Surgeons, and completed internal medicine training and a pulmonary and critical care fellowship at Johns Hopkins University School of Medicine.

Jennifer Fitzpatrick, J.D. has served as our Chief Legal Officer since April 2025. Previously, Ms. Fitzpatrick served as our Senior Vice President and General Counsel from June 2024 to March 2025. Prior to joining Sionna, Ms. Fitzpatrick served as Vice President, Corporate Counsel at Sage Therapeutics, Inc. (NASDAQ: SAGE) from July 2018 to June 2024. Previously, Ms. Fitzpatrick served in multiple roles at Aegerion Pharmaceuticals, Inc. from January 2014 to July 2018, including most recently as Vice President, Corporate Counsel from January 2016 to July 2018. Ms. Fitzpatrick earned a J.D. from the University of Virginia School of Law and a B.A. from Middlebury College.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our directors, executive officers, or affiliates is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Director Compensation

The table below shows all compensation awarded to, earned by or paid to each person who served as a non-employee director during 2024. Non-employee directors Bruce Booth, Lucian Iancovici, H. Edward Fleming, Jr., Joshua Resnick, and Peter A. Thompson did not receive cash or equity compensation from us for their services as directors during 2024 due to their affiliation with Atlas Venture, TPG Growth, Enavate Sciences, RA Capital Management, L.P. and OrbiMed Advisors LLC, respectively. Our former non-employee director, Adam Rosenberg, also did not receive cash or equity compensation from us for his services as a director due to his former affiliation with RA Capital Management, L.P. and his former position as our chief executive officer prior to 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2024. During 2024, Michael Cloonan, M.B.A., our Chief Executive Officer, served as a member of our board of directors and received no additional compensation for his services as a member of our board of directors and, consequently, is not included in this table. The compensation received by Mr. Cloonan during 2024 is set forth in the section of this proxy statement captioned “Executive Compensation—Summary Compensation Table.”

2024 Director Compensation Table

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Name
Bruce Booth, D.Phil.(3)	—	—	—
Paul Clancy, M.B.A.(4)	50,000	294,287	344,287
H. Edward Fleming, Jr., M.D.(3)	—	—	—
Lucian Iancovici, M.D.(3)	—	—	—
Joshua Resnick, M.D.(3)	—	—	—
Adam Rosenberg(5)	—	—	—
Laurie Stelzer(6)	5,217	333,784	339,001
Peter A. Thompson, M.D.(3)	—	—	—

(1)	The amount reported represents the fees each director received for their services to our board of directors during the fiscal year ended December 31, 2024.
(2)

The amounts reported represent the aggregate grant date fair value of stock option awards granted to Mr. Clancy and Ms. Stelzer during fiscal year 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). A discussion of the assumptions used in determining grant date fair value may be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2024 Annual Report under heading “Critical Accounting Estimates.” Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. The amounts reported in this column reflect the accounting cost for the stock option award and do not correspond to the actual economic value that may be received by Mr. Clancy and Ms. Stelzer upon the vesting of the awards or any sale of the underlying securities.

(3)	As of December 31, 2024, Drs. Booth, Fleming, Iancovici, Resnick and Thompson did not hold any outstanding options or any unvested stock awards.
(4)	As of December 31, 2024, Mr. Clancy held outstanding options to purchase an aggregate of 185,485 shares of our common stock, and did not hold any other unvested stock awards.
(5)

As of December 31, 2024, Mr. Rosenberg did not hold any outstanding options to purchase shares of our common stock, and did not hold any other unvested stock awards. Mr. Rosenberg resigned from the board of directors as of June 13, 2024.

(6)

As of December 31, 2024, Ms. Stelzer held outstanding options to purchase an aggregate of 44,480 shares of our common stock, and did not hold any other unvested stock awards. Ms. Stelzer was appointed to the board of directors, effective November 12, 2024.

Effective January 6, 2025, each of Marcella Ruddy and Joanne Viney joined our board of directors.

Director Engagement Letters

We previously entered into director engagement letters with each of Paul Clancy, Laurie Stelzer, Marcella Ruddy and Joanne Viney. These engagement letters were terminated on February 6, 2025, in connection with our initial public offering, and director compensation shall be governed by the non-employee director compensation policy thereafter, as further detailed below.

Paul Clancy, M.B.A.

In March 2022, we entered into a board of directors agreement with Paul Clancy (the “Clancy Agreement”) pursuant to which Mr. Clancy began serving as the independent chairman of our board of directors, effective as of June 6, 2022. Under the Clancy Agreement, Mr. Clancy was entitled to receive an initial equity grant consisting of an option to purchase 119,772 shares of common stock, which vests over a four-year period in 16 equal quarterly installments following June 6, 2022, subject to Mr. Clancy’s continued service with us through each applicable vesting date. In addition, under the Clancy Agreement, Mr. Clancy was entitled to an annual cash retainer of $50,000, payable in quarterly installments. Consistent with the terms of the non-employee director compensation policy, following February 6, 2025, when the Clancy Agreement terminated in connection with our initial public offering, Mr. Clancy is entitled to an annual cash retainer of $70,000 for his role as chair of the board, and an additional $4,500 per year for his role as chair of the nominating and corporate governance committee, each payable in quarterly installments, as well as reimbursement for reasonable travel expenses incurred by Mr. Clancy for his attendance at meetings of our board of directors.

In March 2024, following our Series C financing, our board of directors granted Mr. Clancy a non-qualified stock option to purchase 65,713 shares of common stock, which vests in 48 equal monthly installments over a period of four years following March 4, 2024, subject to Mr. Clancy’s continued service with us through each applicable vesting date.

Laurie Stelzer

On November 12, 2024, we entered into a board of directors agreement with Laurie Stelzer (the “Stelzer Agreement”) pursuant to which Ms. Stelzer began serving as a director and chair of the audit committee, effective as of November 14, 2024. In accordance with the Stelzer Agreement, in November 2024, Ms. Stelzer was granted an initial equity grant consisting of an option to purchase 44,480 shares of common stock, which vests in equal annual installments over a three-year period following November 14, 2024, subject to Ms. Stelzer’s continued service with us through each applicable vesting date. In addition, Ms. Stelzer was entitled to an annual cash retainer of $40,000 for her role as a director, payable in quarterly installments. Consistent with the terms of the non-employee director compensation policy, following February 6, 2025, when the Stelzer Agreement terminated in connection with our initial public offering, Ms. Stelzer receives $40,000 for her role as a director and $16,000 for her role as the chair of the audit committee, payable in quarterly installments, as well as reimbursement for reasonable travel expenses incurred by Ms. Stelzer for her attendance at meetings of our board of directors.

Marcella Ruddy

On December 18, 2024, we entered into a board of directors agreement with Marcella Ruddy (the “Ruddy Agreement”) pursuant to which Dr. Ruddy began serving as a director and member of the nominating and corporate governance committee, effective as of January 6, 2025. Pursuant to the Ruddy Agreement, on February 6, 2025, the date on which the registration statement of our initial public offering was declared effective by the SEC, Ms. Ruddy received an initial equity grant under the non-employee director compensation policy. Following February 6, 2025, consistent with the terms of the non-employee director compensation policy, Ms. Ruddy receives $40,000 for her role as a director and an additional $4,500 for her role as a member of the nominating and corporate governance committee, each payable in quarterly installments, as well as reimbursement for reasonable travel expenses incurred by Ms. Ruddy for her attendance at meetings of our board of directors.

Joanne Viney

On December 18, 2024, we entered into a board of directors agreement with Joanne Viney (the “Viney Agreement”) pursuant to which Dr. Viney began serving as a director and the chair of the compensation committee, effective as of January 6, 2025. Pursuant to the Viney Agreement, on February 6, 2025, the date on which the registration statement of our initial public offering was declared effective by the SEC, Dr. Viney received an initial equity grant under the non-employee director compensation policy. Following February 6, 2025, consistent with the terms of the non-employee director compensation policy, Dr. Viney receives $40,000 for her role as a director and an additional $12,000 for her role as the chair of the compensation committee, each payable in quarterly installments, as well as reimbursement for reasonable travel expenses incurred by Dr. Viney for her attendance at meetings of our board of directors.

Indemnification Agreements

We have entered into a customary indemnification agreement with each of our directors.

Non-Employee Director Compensation Policy (Effective February 6, 2025)

In January 2025, our board of directors adopted a non-employee director compensation policy that became effective on February 6, 2025, the date on which the registration statement of our initial public offering was declared effective by the SEC. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors will be eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Members	$40,000
Additional Retainer for Non-executive Chair	$30,000
Additional Retainer for Committee Membership
Audit Committee:
Members (other than chair)	$8,000
Chair	$16,000
Compensation Committee:
Members (other than chair)	$6,000
Chair	$12,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,500
Chair	$9,000

The non-employee director compensation policy provides that, upon initial election or appointment to our board of directors, each non-employee director will be granted an initial, one-time equity award consisting of a stock option grant to purchase 39,919 shares of our common stock (the “Initial Grant”). The Initial Grant will vest in equal annual installments over three years following the grant date, subject to continued service through the applicable vesting date. Mses. Ruddy and Viney each became a member of our board of directors on January 6, 2025 and each received an Initial Grant on February 6, 2025, with terms in accordance with the non-employee director compensation policy described above.

Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting (other than a director receiving an Initial Grant on the date of such meeting) will be granted an annual stock option award to purchase 19,959 shares of our common stock (the “Annual Grant”). The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, subject to continued service through the applicable vesting date. If a non-employee director joins our board of directors on a date other than the date of the annual meeting of stockholders, then in lieu of a full Annual Grant, such non-employee director will be granted a pro-rated portion of the Annual Grant based on the number of full months between the director’s initial election or appointment and such annual meeting of stockholders, which will vest in accordance with the same terms as the Annual Grants. The Initial Grants and Annual Grants (including any pro rata portions thereof) will each expire ten years from the applicable date of grant and have an exercise price per share equal to the fair market value of our common stock on the date of grant.

The Initial Grants and the Annual Grants (including any pro rata portions thereof) are subject to full accelerated vesting upon a sale event (as defined in the 2025 Stock Option and Incentive Plan (the “2025 Plan”)).

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year (or such other limits as may be set forth in the 2025 Plan or any successor plan).

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board of directors or any committee thereof.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”) in 2024, who were Michael Cloonan, M.B.A., our President and Chief Executive Officer, Elena Ridloff, C.F.A., our Chief Financial Officer and Head of Corporate Development, and Charlotte McKee, M.D., our Chief Medical Officer. These individuals represent our principal executive officer and our next two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as our executive officers on December 31, 2024. We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

2024 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs for services rendered to us in all capacities during the fiscal years ended December 31, 2023 and December 31, 2024.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Michael Cloonan, M.B.A.	2024	506,189	2,942,192	278,404	3,726,785
Chief Executive Officer	2023	486,720	—	267,696	754,416
Elena Ridloff, C.F.A.	2024	449,946	652,725	197,976	1,300,647
Chief Financial Officer and Head of Corporate Development	2023	432,640	—	190,362	623,002
Charlotte McKee, M.D.	2024	449,946	635,318	197,976	1,283,240
Chief Medical Officer	2023	432,640	—	190,362	623,002

(1)

For fiscal year 2024, the amounts reported represent the aggregate grant date fair value of stock option awards granted to our NEOs during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2024 Annual Report under heading “Critical Accounting Estimates.” Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. The amounts reported in this column reflect the accounting cost for the stock option award and do not correspond to the actual economic value that may be received by our NEOs upon the vesting of the awards or any sale of the underlying securities.

(2)	Amounts reflect bonuses earned based on our achievement of specified performance metrics for the applicable fiscal year pursuant to our non-equity incentive plan.

Narrative Disclosure to Summary Compensation Table

Overview

Our executive compensation program is designed to attract, motivate and retain key employees who we believe best represent our company values and can make significant contributions towards achieving our business purpose. Our program is structured to incentivize our executive team based on the achievement of key performance goals, and to align their interests with those of our stockholders. Under this program, our NEOs’ compensation is based on the achievement of key strategic and business goals that were developed based on our mission. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, the Board believes that the program does not encourage excessive risk-taking by management.

Our compensation committee is generally responsible for determining the compensation of our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executive officers, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

2024 Salaries

Our NEOs each receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, and approved by our board of directors or our compensation committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Our board of directors, or our compensation committee, as applicable, generally review executive officer salaries in December of each year and any adjustment is typically implemented, and effective, on January 1 of the following year. For the fiscal year ended December 31, 2024, the annual base salaries for Mr. Cloonan, Ms. Ridloff and Dr. McKee were $506,189, $449,946 and $449,946, respectively. The annual base salaries for Mr. Cloonan, Ms. Ridloff and Dr. McKee increased to $665,000, $515,000 and $525,000, respectively, in connection with the consummation of our initial public offering on February 10, 2025.

2024 Annual Bonuses

We maintain an annual cash incentive program designed to reward employees based on our achievement of certain corporate objectives. Our NEOs are eligible to receive annual cash incentive awards pursuant to this program, with a target annual bonus opportunity determined as a percentage of their annual base salary. Bonus payments are based upon the assessment of our performance measured against prospectively determined objectives, as determined by our board of directors or our compensation committee, as applicable.

For the fiscal year ended December 31, 2024, each NEO was eligible to earn an annual cash bonus based on the achievement of certain corporate performance metrics, and each performance metric was weighted based on a range of 5% to 50%, with the weighted percentages totaling 100%. The corporate performance goals for 2024 annual bonuses for our NEOs related to the achievement of certain preclinical and clinical milestones, the building of our organizational capabilities, and the progression of certain strategic initiatives. The fiscal year 2024 annual bonus targets for Mr. Cloonan, Ms. Ridloff and Dr. McKee were 50%, 40% and 40%, respectively, of their annual base salaries.

Our board of directors determined that, for fiscal year 2024, our corporate performance objectives were achieved at 110% of target, and based on such corporate performance achievement, Mr. Cloonan, Ms. Ridloff and Dr. McKee earned an annual bonus for fiscal year 2024 equal to $278,404, $197,976 and $197,976, respectively.

Equity-Based Compensation

Each of our NEOs holds outstanding equity awards under our 2020 Stock Option and Grant Plan (the “2020 Plan”). We believe that equity grants provide our executives with a strong link to our long- term performance, create an ownership culture, help to align the interests of our executives and our stockholders, and enhance executive retention. The market for qualified and talented executives in the biopharmaceutical industry is highly competitive, and we compete for talent with many companies that have greater financial resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. As such, our board of directors or our compensation committee periodically reviews the equity incentive compensation of our executives and may grant equity incentive awards to them from time to time.

In March 2024, following the sale and issuance of our Series C Preferred Stock, pursuant to the Series C Preferred Stock Purchase Agreement, dated as of March 4, 2024, our board of directors granted Mr. Cloonan, Ms. Ridloff and Dr. McKee an incentive stock option to purchase 656,984, 145,751 and 141,865 shares of our common stock, respectively. Such options vest in 48 equal monthly installments over a period of four years following March 4, 2024, subject to each applicable NEO’s continued service with us through the applicable vesting dates; provided that the vesting of such shares will fully accelerate upon a “sale event” (as defined in the 2020 Plan) and as provided in the Severance and CIC Agreements and/or the New Severance and CIC Plan (each as defined below). Each NEO’s outstanding awards as of December 31, 2024 are set forth in more detail in the “Outstanding Equity Awards at Fiscal 2024 Year-End” table below.

Effective as of February 6, 2025, the date on which the registration statement of our initial public offering was declared effective by the SEC, we ceased granting equity awards under our 2020 Plan and instead grant equity awards under our 2025 Plan. In connection with our initial public offering in February 2025, our board of directors approved grants to certain of our employees (including our NEOs) of options to purchase an aggregate of 1,758,504 shares of common stock (the “Employee IPO Grants”) under the 2025 Plan, with Mr. Cloonan, Ms. Ridloff and Dr. McKee being granted options to purchase 450,252, 157,820 and 148,536 shares of our common stock, respectively. The Employee IPO Grants each have an exercise price of $18.00 per share (which is equal to the initial public offering price per share), expire ten years from the date of grant and vest in 48 equal monthly installments following their applicable vesting start date, in each case subject to the applicable employee’s continued service relationship through each such vesting date.

401(k) Plan

We currently maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits of the Internal Revenue Code of 1986, as amended (the “Code”). Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) plan and earnings and matching amounts on those contributions are not taxable to the employees until distributed from our 401(k) plan. We did not provide matching or discretionary contributions under the 401(k) plan during the fiscal year ended December 31, 2024. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our NEOs.

Perquisites or Personal Benefits

We did not provide perquisites or personal benefits to our NEOs during the fiscal year ended December 31, 2024.

Executive Employment Arrangements

We have entered into an offer letter with each of our NEOs in connection with their employment with us, which sets forth the terms and conditions of each NEO’s employment. Each of Mr. Cloonan, Ms. Ridloff and Dr. McKee has entered into a standard employee confidentiality, assignment and nonsolicitation agreement, pursuant to which each NEO has agreed to covenants relating to confidentiality and assignment of inventions, as well as covenants not to solicit certain of our service providers and customers during the NEO’s employment and for one year after termination of employment. Dr. McKee has also agreed to a covenant not to compete during her employment and for one year after termination of employment.

Offer Letters in Place for Our NEOs

Michael Cloonan, M.B.A.

In March 2021, we entered into an offer letter with Mr. Cloonan (the “Cloonan Offer Letter”). Under the Cloonan Offer Letter, Mr. Cloonan is entitled to receive an annual base salary (which has subsequently been increased as described above), an annual bonus opportunity, and an initial equity grant consisting of 547,343 shares of restricted stock, which vested as to 25% on the first anniversary following Mr. Cloonan’s start date and vests as to the remaining 75% in 36 equal monthly installments thereafter, subject to Mr. Cloonan’s continued service with us through each applicable vesting date; provided that, the vesting of such shares is subject to acceleration as set forth in his Severance and CIC Agreement (as defined below) and/or the New Severance and CIC Plan (as defined below), as applicable. The restricted stock grant is further detailed in the “Outstanding Equity Awards at Fiscal 2024 Year-End” section below. Mr. Cloonan is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits pursuant to his Severance and CIC Agreement (as defined below) and/or the New Severance and CIC Plan (as defined below), as applicable.

In addition to Mr. Cloonan’s severance entitlements under his Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable, each as described below, under the Cloonan Offer Letter, in the event Mr. Cloonan’s employment ceases due to his death or disability (as defined in his Severance and CIC Agreement), he will be entitled to any earned but unpaid bonus for the year ending prior to the date of such cessation and the prorated portion of his annual target bonus for the year in which such cessation takes place.

Elena Ridloff, C.F.A.

In August 2021, we entered into an offer letter with Ms. Ridloff (the “Ridloff Offer Letter”). Under the Ridloff Offer Letter, Ms. Ridloff is entitled to receive an annual base salary (which has subsequently been increased as described above), a signing bonus (which was paid in 2021), an annual bonus opportunity, and an initial equity grant consisting of an option to purchase 156,046 shares of our common stock, which vested as to 25% on the first anniversary following Ms. Ridloff’s start date and vests as to the remaining 75% in 36 equal monthly installments thereafter, subject to Ms. Ridloff’s continued service with us through each applicable vesting date; provided that, the vesting of such shares will fully accelerate upon a “sale event” (as defined in the 2020 Plan). The stock option grant is further detailed in the “Outstanding Equity Awards at Fiscal 2024 Year-End” section below. Ms. Ridloff is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits pursuant to her Severance and CIC Agreement (as defined below) and/or the New Severance and CIC Plan (as defined below), as applicable.

In addition to Ms. Ridloff’s severance entitlements under her Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable, each as described below, under the Ridloff Offer Letter, in the event

Ms. Ridloff’s employment ceases due to her death or disability (as defined in her Severance and CIC Agreement), she will be entitled to any earned but unpaid bonus for the year ending prior to the date of such cessation and the prorated portion of her annual target bonus for the year in which such cessation takes place.

Charlotte McKee, M.D.

In May 2021, we entered into an offer letter with Dr. McKee (the “McKee Offer Letter”). Under the McKee Offer Letter, Dr. McKee is entitled to receive an annual base salary and an annual bonus opportunity (each of which has subsequently been increased as described above), and an initial equity grant consisting of 151,548 shares of restricted stock, which vested as to 25% on the first anniversary following Dr. McKee’s start date and vests as to the remaining 75% in 36 equal monthly installments thereafter, subject to Dr. McKee’s continued service with us through each applicable vesting date; provided that, the vesting of such shares will fully accelerate upon a “sale event” (as defined in the 2020 Plan). The restricted stock grant is subject to certain tag along rights upon a sale event. The restricted stock grant is further detailed in the “Outstanding Equity Awards at Fiscal 2024 Year-End” section below. Dr. McKee is also eligible to participate in our employee benefit plans, subject to the terms of such plans, and is entitled to severance benefits pursuant to her Severance and CIC Agreement (as defined below) and/or the New Severance and CIC Plan (as defined below), as applicable.

In addition to Dr. McKee’s severance entitlements under her Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable, each as described below, under the McKee Offer Letter, in the event Dr. McKee’s employment ceases due to her death or disability (as defined in her Severance and CIC Agreement), she will be entitled to any earned but unpaid bonus for the year ending prior to the date of such cessation and the prorated portion of her annual target bonus for the year in which such cessation takes place.

Severance and Change in Control Arrangements

Each of the NEOs has entered into a Severance and Change in Control Agreement (each, a “Severance and CIC Agreement”). In addition, we have adopted a Severance and Change in Control Plan (the “New Severance and CIC Plan”), which became effective on February 6, 2025 (the “New Severance and CIC Plan Effective Date”).

Severance and Change in Control Agreements

Each of the NEOs has entered into a Severance and CIC Agreement, which provides that upon a “terminating event” (i.e., a termination by us for any reason other than due to “cause,” death or “disability,” or a resignation by an NEO for “good reason”, as such terms are defined in the Severance and CIC Agreements) outside of a “change in control period” (i.e., the period on or within 12 months after the date of a “change in control”, as such term is defined in the Severance and CIC Agreements), the NEO will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (i) 12 months of base salary; (ii) earned but unpaid bonus for the year prior to the year of termination; (iii) a prorated annual target bonus for the year of termination; (iv) subject to the NEO’s timely COBRA election, the share of the NEO’s health premium payments in an amount equal to what we pay for active employees until the earlier of (A) the one-year anniversary of the date of termination and (B) the date that the NEO obtains coverage under another health and dental insurance plan; and (v) with respect to any equity grants held by the NEO, (A) 12 months’ acceleration of vesting of any time-based stock option and stock awards; provided, that such options and awards were held by the NEO prior to the New Severance and CIC Plan Effective Date, (B) for any performance-based stock options and stock awards, treatment as set forth in the applicable award agreement and (C) 12 months’ extension of any post- termination exercise period for options held by the NEO prior to the New Severance and CIC Plan Effective Date. The amounts payable under (i) through (iii) shall be paid out in substantially equal installments in accordance with our payroll practice over 12 months commencing within 60 days after the date of termination.

Upon a terminating event within the change in control period, the Severance and CIC Agreements provide that the NEO will be entitled to receive, in lieu of the above, subject to the execution and delivery of an effective and irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (i) 100% of the NEO’s annual base salary; (ii) earned but unpaid bonus for the year prior to the year of termination; (iii) 100% of the NEO’s annual target bonus for the year of termination; (iv) subject to the NEO’s timely COBRA election, full health premium payments until the earlier of (A) the 18-month anniversary of the date of termination and (B) the date that the NEO obtains coverage under another health and dental insurance plan; and (v) with respect to any equity grants held by the NEO, (A) full acceleration of vesting of any time-based stock option and stock awards; provided, that such options and awards were held by the NEO prior to the New Severance and CIC Plan Effective Date, (B) for any performance-based stock options and stock awards, treatment as set forth in the applicable award agreement, and (C) 12 months’ extension of any post-termination exercise period for options held by the NEO prior to the New Severance and CIC Plan Effective Date. The amounts payable under (i) through (iii) shall be paid out in a lump sum within 60 days after the date of termination. As of the New Severance and CIC Plan Effective Date, prongs (i) and (iii) for Mr. Cloonan will be superseded by the New Severance and CIC Plan.

Pursuant to each of the Severance and CIC Agreements, any payments and benefits provided to an NEO in connection with a change in control that would otherwise not be eligible for a federal income tax deduction for us pursuant to Section 280G of the Code and subject the NEO to an excise tax under Section 4999 of the Code shall be reduced, but only if such reduction would result in the NEO retaining a larger portion of such payments and benefits on an after-tax basis than if no reduction was made and the excises taxes had been paid (also known as a 280G modified cutback).

Severance and Change in Control Plan

On December 12, 2024, our board of directors adopted the New Severance and CIC Plan. Employees with the job title of vice president and above at the time of termination (or, if applicable, “change in control” (as defined in the New Severance and CIC Plan)) and who have executed a participation agreement (each, an “Eligible Employee”), is eligible to participate in the New Severance and CIC Plan.

The New Severance and CIC Plan provides that, at any time outside of a change in control period (as defined below), upon a (i) termination by us for any reason other than due to “cause,” death or “disability” (as such terms are defined in the New Severance and CIC Plan) or (ii) for an Eligible Employee with a C-level position and who reports directly to our chief executive officer and/or has a job title of Executive Vice President or above (each, an “Executive”), resignation for “good reason” (as defined in the New Severance and CIC Plan), an Eligible Employee or Executive will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (A) (x) 12 months of continued base salary for our chief executive officer and (y) nine months of continued base salary for each of our Executives and for each of our senior vice presidents, (B) a prorated “target bonus” (i.e., the higher of the target annual performance bonus for the year in which the termination occurs or the target annual performance bonus in effect as of immediately prior to a change in control, as applicable) for each of our Executives and senior vice presidents and (C) if the Eligible Employee elects to continue health and dental insurance coverage following such termination, an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for up to (x) 12 months for our chief executive officer and (y) nine months for each of our Executives and for each of our senior vice presidents. The payments under (A) and (C), as applicable, will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our chief executive officer and nine months for each of our Executives and each of our senior vice presidents, and the payments under (B) are payable upon the first installment of such payments in accordance with our payroll practice. A “change in control” period means the period commencing upon a change in control (as defined in the New Severance and CIC Plan) and ending 12 months after such change in control.

The New Severance and CIC Plan also provides that, at any time during a change in control period, upon a (i) termination by us for any reason other than due to cause, death or disability or (ii) for Executives, resignation for good reason, an Eligible Employee will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable release of claims in favor of us and continued compliance with all applicable restrictive covenants, (A) for our chief executive officer, a lump sum cash amount equal to (x) 1.5x the sum of his base salary and target bonus, (y) for each of our Executives and senior vice presidents, 1x the sum of the base salary and target bonus for such individual and (z) for each of our vice presidents, 0.75x the sum of the base salary and the target bonus, (B) if the Eligible Employee elects to continue health and dental insurance coverage following such termination, an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive if he or she had remained employed by us for (x) 18 months for our chief executive officer, (y) 12 months for each of our Executives and senior vice presidents and (z) nine months for each of our vice presidents, and (C) for all outstanding and unvested equity awards of Sionna that are subject to time-based vesting held by an Eligible Employee, full accelerated vesting of such awards; provided, that any equity awards with performance-based vesting will be treated as specified in the applicable award agreement.

The payments and benefits provided under the New Severance and CIC Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

The New Severance and CIC Plan fully supersedes and replaces all previous severance and change in control plans, policies, arrangements, and agreements, except that if an Eligible Employee is party to a fully-executed offer letter, employment agreement, severance or change in control agreement with Sionna (each, an “Existing Employment Agreement”), e.g., the Severance and CIC Agreements described above, that, as of the New Severance and CIC Plan Effective Date, provides for more favorable terms or provisions than provided under such New Severance and CIC Plan, then the more favorable definition, term or provision, or relevant combination thereof, will be applicable for the benefit of the eligible employee; provided, however, that (i) there is no duplication of benefits; (ii) a more favorable definition of “cause” under an employee non-competition agreement shall not apply for purposes of “cause” as used in New Severance and CIC Plan, and (iii) the following provisions under any Existing Employment Agreement will continue to apply to any equity awards granted before the New Severance and CIC Plan Effective Date, but will not apply to any equity awards granted after the New Severance and CIC Plan Effective Date: (A) extending the time for exercising any stock-based awards beyond 3 months following a termination of service (other than due to death or disability), (B) providing for acceleration of vesting of unvested equity award(s) upon a termination of employment prior to a change in control or other sales transaction of Sionna; and/or (C) providing for “single trigger” acceleration of vesting of unvested equity award(s) upon a change in control or other sales transaction of Sionna.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth information concerning all outstanding equity awards held by our NEOs as of December 31, 2024.

			Option awards(1)					Stock awards(1)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Michael Cloonan, M.B.A.	3/31/2021	5/10/2021	—	—		—	—	57,015	(3)	588,965
	3/2/2022	2/2/2022	235,491	96,968	(4)	6.11	3/1/2032	—		—
	3/13/2024	3/4/2024	123,184	533,800	(4)	6.11	3/12/2034	—		—
Elena Ridloff, C.F.A.	9/17/2021	9/14/2021	3,251	29,258	(5)	0.78	9/16/2031	—		—
	3/2/2022	2/2/2022	77,636	31,969	(4)	6.11	3/1/2032	—		—
	3/13/2024	3/4/2024	27,328	118,423	(4)	6.11	3/12/2034	—		—
Charlotte McKee, M.D.	7/8/2021	6/1/2021	—	—		—	—	18,943	(5)	195,681
	3/2/2022	2/2/2022	75,805	31,215	(4)	6.11	3/1/2032	—		—
	3/13/2024	3/4/2024	26,599	115,266	(4)	6.11	3/12/2034	—		—

(1)	Each equity award is subject to the terms of our 2020 Plan, described below.
(2)	This amount is based on the fair market value of a share of our common stock equal to $10.33 as of December 31, 2024, as determined by our board of directors.
(3)

The shares underlying this restricted stock award vest over a four-year period as follows: 25% of such shares vested on the first anniversary of the vesting commencement date, and the remaining 75% of the shares vest in 36 equal monthly installments thereafter, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2020 Plan) with us through each applicable vesting date. Notwithstanding the foregoing, this award is subject to acceleration of vesting benefits as set forth in the NEO’s Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable.

(4)

The shares underlying this stock option award vest in 48 equal monthly installments over a four-year period following the vesting commencement date, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2020 Plan) with us through each applicable vesting date. Under the applicable award agreement, the shares underlying this option will become fully vested upon a sale event (as defined in the 2020 Plan). Notwithstanding the foregoing, this award is also subject to acceleration of vesting benefits as set forth in the NEO’s Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable.

(5)

The shares underlying this award vest over a four-year period as follows: 25% of such shares vested on the first anniversary of the vesting commencement date, and the remaining 75% of the shares vest in 36 equal monthly installments thereafter, in each case, subject to the NEO’s continuous “service relationship” (as defined in the 2020 Plan) with us through each applicable vesting date. Under the applicable award agreement, the shares underlying this award will become fully vested upon a sale event (as defined in the 2020 Plan) of our company. Notwithstanding the foregoing, this award is also subject to acceleration of vesting benefits as set forth in the NEO’s offer letter, the NEO’s Severance and CIC Agreement and/or the New Severance and CIC Plan, as applicable. For Dr. McKee’s restricted stock award only, such award is also subject to certain tag along rights upon a sale event.

Equity Grant Timing

Prior to our initial public offering in February 2025, we were a private company. Following our initial public offering, we grant equity awards in accordance with our equity award grant policy, which provides that we will generally grant new hire and promotion grants on a monthly basis effective on the first day of the month following the date on which a grantee’s employment begins or promotion occurs, as applicable; annual grants on an annual basis in the first calendar quarter; and special or off-cycle grants on a periodic basis.

During 2024, we were not a publicly traded company and, as such, did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that disclosed material nonpublic information.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Employee Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(2)	3,700,335	$5.87	1,035,918	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	3,700,335	$5.87	1,035,918

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes our 2020 Plan.
(3)

Consists of 1,035,918 shares of our common stock available for issuance under the 2020 Plan as of December 31, 2024. As of February 6, 2025, we ceased making grants under the 2020 Plan and, instead, make grants under the 2025 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2023 and 2024) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Series C Preferred Stock Financing

On March 4, 2024, in an initial closing and a subsequent closing, we issued and sold 17,717,162 and 911,808 shares of our Series C convertible preferred stock, par value $0.001 per share (“Series C preferred stock”), respectively, representing an aggregate of 18,628,970 shares of Series C preferred stock, at a purchase price of $9.762 per share, for an aggregate purchase price of approximately $181.9 million.

Each outstanding share of Series C preferred stock converted into shares of common stock at a ratio of 1-for-1.4611 immediately prior to the completion of our initial public offering. The following table summarizes the shares of our Series C preferred stock issued to our related parties:

Purchasers(1)	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with Atlas Venture(2)	1,153,967	$11,265,026
OrbiMed Private Investments VIII, LP(3)	2,048,760	$19,999,995
Entities affiliated with RA Capital(4)	5,456,093	$53,262,380
Sionna Aggregator, LP(5)	2,817,045	$27,499,993
Entities affiliated with TPG Growth(6)	1,765,541	$17,235,211
Entities affiliated with Viking Global Opportunities(7)	2,560,950	$24,999,994

(1)	Additional details regarding these stockholders and their equity holdings are included in this proxy statement under the section “Security Ownership of Certain Beneficial Owners and Management.”
(2)

Consists of (i) 61,463 shares of Series C preferred stock held by Atlas Venture Fund XI, L.P. and (ii) 1,092,504 shares of Series C preferred stock held by Atlas Venture Opportunity Fund II, L.P. Entities affiliated with Atlas Ventures beneficially own more than 5% of our outstanding capital stock. Bruce Booth, D.Phil., a member of our board of directors, is a general partner at Atlas Ventures.

(3)	OrbiMed beneficially owns more than 5% of our outstanding capital stock. Peter A. Thompson, M.D., a member of our board of directors, is a member at OrbiMed.
(4)

Consists of (i) 4,364,874 shares of Series C preferred stock held by RA Capital Healthcare Fund, L.P. and (ii) 1,091,219 shares of Series C preferred stock held by RA Capital Nexus Fund, L.P. Entities affiliated with RA Capital beneficially own more than 5% of our outstanding capital stock. Joshua Resnick, M.D., M.B.A., a member of our board of directors, is a senior managing director at RA Capital.

(5)

Sionna Aggregator, LP beneficially owns more than 5% of our outstanding capital stock. Sionna Aggregator, LP is an affiliate of Enavate Sciences. H. Edward Fleming, Jr., M.D., a member of our board of directors, is an executive vice president of commercialization at Enavate Sciences.

(6)

Consists of 1,765,541 shares of Series C preferred stock held by The Rise Fund Sling II, L.P. Entities affiliated with TPG Growth beneficially owns more than 5% of our outstanding capital stock. Lucian Iancovici, M.D., a member of our board of directors, is a managing director at TPG Growth.

(7)

Consists of (i) 1,715,837 shares of Series C preferred stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP and (ii) 845,113 shares of Series C preferred stock held by Viking Global Opportunities Drawdown (Aggregator) LP. Entities affiliated with Viking Global Opportunities beneficially own more than 5% of our outstanding capital stock.

Participation in our Initial Public Offering

Our existing stockholders, including certain affiliates of our directors, purchased an aggregate of 3,410,000 shares of our common stock in our initial public offering in February 2025, at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and five percent stockholders and their affiliates and the aggregate purchase price paid for such shares.

Stockholder	Shares of Common Stock	Total Purchase Price
Entities affiliated with TPG Growth(1)	1,125,000	$20,250,000
Entities affiliated with RA Capital(2)	1,125,000	$20,250,000
Entities affiliated with Atlas Venture(3)	60,000	$1,080,000
Entities affiliated with OrbiMed(4)	550,000	$9,900,000
Sionna Aggregator, LP(5)	550,000	$9,900,000

(1)	Entities affiliated with TPG Growth hold five percent or more of our capital stock. Lucian Iancovici, M.D., a member of our board of directors, is a managing director at TPG Growth.
(2)	Entities affiliated with RA Capital hold five percent or more of our capital stock. Joshua Resnick, M.D., M.B.A., a member of our board of directors, is a senior managing director at RA Capital.
(3)	Entities affiliated with Atlas Venture hold five percent or more of our capital stock. Bruce Booth, D.Phil., a member of our board of directors, is a general partner at Atlas Venture.
(4)	Entities affiliated with OrbiMed hold five percent or more of our capital stock. Peter A. Thompson, M.D., a member of our board of directors, is a member at OrbiMed.
(5)

Sionna Aggregator, LP holds five percent or more of our capital stock. Sionna Aggregator, LP is an affiliate of Enavate Sciences. H. Edward Fleming, Jr., M.D., a member of our board of directors, is an executive vice president of commercialization at Enavate Sciences.

Employment Arrangements

We have entered into employment agreements with certain of our NEOs, and granted stock options to our NEOs and certain of our directors, as more fully described in “Executive Compensation” and “Director Compensation.”

Agreements with Our Stockholders

Investors’ Rights Agreement

In March 2024, we entered into a third amended and restated investors’ rights agreement (the “investors’ rights agreement”) with certain holders of more than 5% of our outstanding capital stock. This investors’ rights agreement provides certain holders of our preferred stock with certain rights, including certain registration rights with respect to the registrable securities held by them.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any series of our common stock and any members of the immediate family of any of the foregoing persons, are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any series of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 15, 2025 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 44,124,394 shares of our common stock outstanding as of April 15, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater-than-five Percent Stockholders:
Entities affiliated with Atlas Venture(1)	3,694,020	8.4%
OrbiMed Private Investments VIII, L.P.(2)	3,704,959	8.4%
Entities affiliated with RA Capital, L.P.(3)	10,445,322	23.7%
Sionna Aggregator, LP(4)	2,478,030	5.6%
Entities affiliated with TPG Growth(5)	6,684,962	15.2%
Entities affiliated with Viking Global Opportunities(6)	2,952,754	6.7%
Named Executive Officers and Directors:
Michael Cloonan, M.B.A., Chief Executive Officer, President, and Director(7)	1,067,220	2.4%
Charlotte McKee, M.D., Chief Medical Officer(8)	174,308	*
Elena Ridloff, C.F.A., Chief Financial Officer and Head of Corporate Development(9)	296,324	*
Bruce Booth, D.Phil.	—	*
Paul Clancy, M.B.A.(10)	110,364	*
H. Edward Fleming, Jr., M.D.	—	*
Lucian Iancovici, M.D.	—	*
Joshua Resnick, M.D., M.B.A.	—	*
Marcella Kuhlmann Ruddy, M.D.	—	*
Laurie Stelzer, M.B.A.	—	*
Peter A. Thompson, M.D.	—	*
Joanne Louise Viney, Ph.D.	—	*
All executive officers and directors as a group (13 persons)(11)	1,695,060	3.9%

*	Represents beneficial ownership of less than one percent.

(1)

Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by Atlas Venture Fund XI, L.P. (“AVF XI”), Atlas Venture Associates XI, L.P., Atlas Venture Associates XI, LLC, Atlas Venture Opportunity Fund II, L.P. (“AVOF II”), Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC. Consists of (i) 2,886,293 shares of common stock held by AVF XI and (ii) 807,727 shares of common stock held by AVOF II. Atlas Venture Associates XI, L.P. is the general partner of AVF XI and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. The members of Atlas Venture Associates XI, LLC collectively make investment decisions on behalf of Atlas Venture Fund XI, LLC. Each of AVF XI, Atlas Venture Associates XI, L.P. and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by AVF XI. Atlas Venture Associates Opportunity II, L.P. is the general partner of AVOF II, and Atlas Venture Associates Opportunity II, LLC is the general partner of Atlas Venture Associates Opportunity II, L.P. The members of Atlas Venture Associates Opportunity II, LLC collectively make investment decisions on behalf of Atlas Venture Associates Opportunity II, LLC. Each of AVOF II, Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC may be deemed to beneficially own the shares held by AVOF II. Dr. Booth is a member of each of Atlas Venture Associates XI, LLC Atlas Venture Associates Opportunity II, LLC, and a member of our board of directors. Dr. Booth expressly disclaims beneficial ownership of the shares owned by AVF XI and AVOF II, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 300 Technology Square, 8th Floor, Cambridge, MA 02139.

(2)

Information herein is based solely on a Schedule 13D filed with the SEC on February 13, 2025 by OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital GP VIII LLC (“GP VIII”). Consists of 3,704,959 shares of common stock held by OrbiMed Private Investments VIII, L.P. (“OPI VIII”). GP VIII is the general partner of OPI VIII. OrbiMed Advisors is the managing member of GP VIII, pursuant to the terms of the limited liability company agreement of GP VIII. GP VIII and OrbiMed Advisors share the power to direct the voting and disposition of the shares held by OPI VIII and may be deemed to be the beneficial owners of the shares held by OPI VIII. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VIII. The address for each of these entities and individuals is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(3)

Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by RA Capital Management, L.P. (“RACM”), Peter Kolchinsky, Rajeev Shah, RA Capital Healthcare Fund, L.P. (“RACHF”), and RA Capital Nexus Fund III, L.P. (“Nexus III”). Consists of (i) 6,923,365 shares of common stock held by RACHF, (ii) 869,651 shares of common stock held by RA Capital Nexus Fund, L.P. (“Nexus”), (iii) 2,324,498 shares of common stock held by Nexus III and (iv) 327,808 shares of common stock held directly by a separately managed account (the “Account”). RACM is the investment adviser to RACHF, Nexus, Nexus III and the Account. RA Capital Management GP, LLC (“RACM GP”) is the general partner of RACM. Peter Kolchinsky and Rajeev Shah are the managing members of RACM GP and may be deemed to have voting and investment power over the shares held by RACHF, Nexus, Nexus III and the Account. Each of RACM, RACM GP, Peter Kolchinsky and Rajeev Shah disclaim beneficial ownership of the shares owned by RACHF, Nexus, Nexus III and the Account, except to the extent of their pecuniary interest therein, if any. The address for each of these entities and individuals is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)

Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by Enavate Sciences GP, LLC (“Enavate GP”) and Sionna Aggregator, LP (“Sionna Aggregator”). Consists of 2,478,030 shares of common stock held by Sionna Aggregator. Enavate GP is the general partner of Sionna Aggregator. The managers of Enavate GP, Jim Momtazee, Laura Furmanski, Neel Varshney and James P. Boylan, share the power to direct the voting, investment and disposition of the shares held by Sionna Aggregator. H. Edward Fleming, Jr., M.D. is an executive vice president at Enavate GP and a member of our board of directors. Each of Ms. Furmanski and Messrs. Momtazee, Varshney, Boylan and Flemingexpressly disclaims beneficial ownership of the shares held by Sionna Aggregator. The address for Enavate GP is 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025, and the address for Sionna Aggregator is 106 W 56th Street, 8th Floor, New York, NY 10019.

(5)

Information herein is based solely on a Schedule 13D filed with the SEC on February 18, 2025 by TPG GP A, LLC, James G. Coulter, and Jon Winkelried. Consists of (i) 5,476,598 shares of common stock held by The Rise Fund Sling, L.P., a Delaware limited partnership (“RFS”), and (ii) 1,208,364 shares of common stock held by The Rise Fund Sling II, L.P., a Delaware limited partnership (“RFS II”). The general partner of each of RFS and RFS II is The Rise Fund SPV GP, LLC, whose managing member is The Rise Fund GenPar, L.P., whose general partner is The Rise Fund GenPar Advisors, LLC, whose sole member is TPG Operating Group I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Operating Group II, L.P., whose general partner is TPG Holdings II-A, LLC, whose sole member is TPG GPCo, LLC, whose sole member is TPG Inc., whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held collectively by (i) TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, (ii) Alabama Investments (Parallel), LP, whose general partner is Alabama Investments (Parallel) GP, LLC (“Alabama Investments”), (iii) Alabama Investments (Parallel) Founder A, LP, whose general partner is Alabama Investments, and (iv) Alabama Investments (Parallel) Founder G, LP, whose general partner is Alabama Investments. The managing member of each of TPG Group Holdings (SBS) Advisors, LLC and Alabama Investments is TPG GP A, LLC, which is controlled by entities owned by Messrs. Bonderman, Coulter and Winkelried. Lucian Iancovici, M.D. is a managing director with TPG Growth and a member of our board of directors. Each of Messrs. Bonderman, Coulter, Winkelried and Iancovici disclaim beneficial ownership of the securities held by RFS and RFS II except to the extent of their pecuniary interest therein. The address of each of these entities and individuals is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(6)

Information herein is based solely on a Schedule 13G filed with the SEC on February 14, 2025 by Viking Global Investors LP (“VGI”), Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund”), Viking Global Opportunities Drawdown GP LLC, Viking Global Opportunities Drawdown Portfolio GP LLC (the “Drawdown GP”), Viking Global Opportunities Drawdown (Aggregator) LP (the “Drawdown Fund”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet. Consists of (i) 1,894,346 shares of common stock directly owned by Opportunities Fund and (ii) 1,058,408 shares of common stock directly owned by the Drawdown Fund. Viking Global Opportunities Portfolio GP LLC (the “Opportunities GP”) is the general partner of Opportunities Fund and has the power to direct the voting and disposition of the shares held by Opportunities Fund. Viking Global Opportunities Drawdown GP LLC is the general partner of the Drawdown Fund and has the power to direct the voting and disposition of the shares held by the Drawdown Fund. VGI, which provides managerial services to the Drawdown Fund and the Opportunities Fund, has the power to direct the voting and disposition of the shares held by the Opportunities Fund and the Drawdown Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of each of (a) Viking Global Opportunities Drawdown GP LLC (which is the sole member of the Drawdown GP) and (b) Viking Global Opportunities GP LLC (which is the sole member of the Opportunities GP), have shared authority to direct the voting and disposition of investments beneficially owned by VGI, the Opportunities GP and the Drawdown GP, respectively. The address of each of these entities and individuals is c/o Viking Global Investors LP, 600 Washington Blvd., Floor 11, Stamford, CT 06901.

(7)	Consists of (i) 547,343 shares of restricted common stock and (ii) 519,877 shares of common stock subject to options exercisable within 60 days of April 15, 2025.
(8)	Consists of (i) 28,415 shares of restricted common stock and (ii) 145,893 shares of common stock subject to options exercisable within 60 days of April 15, 2025.
(9)	Consists of (i) 123,532 shares of restricted common stock and (ii) 172,792 shares of common stock subject to options exercisable within 60 days of April 15, 2025.
(10)	Consists of 110,364 shares of common stock subject to options exercisable within 60 days of April 15, 2025.
(11)	See footnotes 7 through 10 above. Also includes 46,844 shares of common stock subject to options exercisable within 60 days of April 15, 2025, held by Jennifer Fitzpatrick.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Sionna’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Sionna’s independent registered public accounting firm, (3) the performance of Sionna’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Sionna’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Sionna Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Sionna for the fiscal year ended December 31, 2024. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Sionna be included in Sionna’s 2024 Annual Report that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SIONNA THERAPEUTICS, INC.

Laurie Stelzer, M.B.A., Chairperson

Paul Clancy, M.B.A.

H. Edward Fleming, Jr., M.D.

April 29, 2025

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer, telephone: (617) 819-2020. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2025. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer. We also encourage you to submit any such proposals via email to ir@sionnatx.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 12, 2026 and no later than March 14, 2026. Stockholder proposals and the required notice should be addressed to Sionna Therapeutics, Inc., 21 Hickory Drive, Suite 500, Waltham, MA 02451, Attention: Chief Legal Officer.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for the 2025 annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO VIEW MATERIALS & VOTE w SIONNA THERAPEUTICS, INC. VOTE BY INTERNET 21 HICKORY DRIVE, SUITE 500 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above WALTHAM, MA 02451 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SION2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72399-P31556 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SIONNA THERAPEUTICS, INC. For All With hold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. To elect three class I directors to serve until our 2028 ! ! ! annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Nominees: 01) Joshua Resnick, M.D., M.B.A. 02) Bruce Booth, D.Phil. 03) Lucian Iancovici, M.D. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2025. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V72400-P31556 SIONNA THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2025 10:00 A.M., EDTTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Michael Cloonan, Elena Ridloff and Jennifer Fitzpatrick, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sionna Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 12, 2025, on 10:00 a.m., EDT, at www.virtualshareholdermeeting.com/SION2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side